Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

July 25, 2025

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric Announces Second Quarter 2025 Results
•Second quarter financial results reflect significant demand growth from data center customers, driving 16.5% industrial load growth quarter-over-quarter
•Advancing recovery of the Seaside battery, distribution system investments and holding company structure
•Reaffirming 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $62 million, or $0.56 per diluted share, for the second quarter of 2025. After adjusting for the impact of business transformation and optimization expenses, second quarter 2025 non-GAAP net income was $73 million, or $0.66 per diluted share. This compares with GAAP net income of $72 million, or $0.69 per diluted share, for the second quarter of 2024.

“The second quarter was a period of execution and solid progress at Portland General Electric,” said Maria Pope, President and CEO. “We are focused on safely and reliably serving customers, engaging with stakeholders, driving efficiencies and updating our corporate structure to lower costs and deliver results.”

Second Quarter 2025 Compared to Second Quarter 2024
On a GAAP basis, total revenues increased due to continued demand growth from semiconductor manufacturing and technology infrastructure customers, partially offset by lower average price of deliveries from changing customer mix. Purchased power and fuel expense increased given rising prices for purchased power and fuel. Operating and maintenance expenses increased due to wildfire mitigation, vegetation management, and business transformation expenses. Depreciation and amortization expense and interest expense increased due to ongoing capital investment. Income tax expense increased as a result of lower production tax credit generation.

Company Updates
Corporate Structure
Today, PGE is submitting a formal application to the Oregon Public Utilities Commission (OPUC) for approval of a holding company reorganization. The structure contemplated involves placing a non-operating corporate entity over the Company’s existing structure. It would also allow for the formation of a subsidiary to hold existing and future transmission assets. The intent of the reorganization is to provide benefits to customers and shareholders by taking advantage of the financial flexibility provided by a holding company structure, and to support construction of new transmission assets, reliability planning, and economic development.
Regulatory Updates

Also today, PGE is submitting a request to the OPUC for recovery of costs associated with PGE’s Distribution System Plan (DSP). PGE’s request includes an annualized revenue requirement increase of $72 million, with a proposed rate effective date of April 1, 2026.
On May 30, 2025, PGE submitted a request for recovery of the revenue requirement associated with the Seaside Battery Energy Storage System (Seaside), consistent with the option presented by the OPUC in the 2025 GRC order. PGE’s request includes an annualized revenue requirement increase of $46 million, with a proposed rate effective date of October 31, 2025.
PGE entered into a memorandum of understanding with intervenors, which establishes the scope of recovery mechanisms for both Seaside and costs associated with PGE’s DSP. PGE is committed to continuing to collaborate with key stakeholders and providing safe, reliable service at the lowest possible cost for customers.
2023 Request for Proposals

Following the passage of the One Big Beautiful Bill (OBBB), PGE plans to provide an opportunity for all conforming 2023 RFP bidders to refresh their pricing. PGE, in collaboration with an independent evaluator, will work to update scoring and ranking to reflect pricing changes from bidders in the coming months.

PGE continues to expect finalization of contracts in the second half of 2025, with projects in service by the end of 2027. This timing will allow PGE to maximize the impact of important federal tax credits received for each project, as allowed by the OBBB, keeping customer prices as low as possible.

Quarterly Dividend
As previously announced, on July 18, 2025, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.525 per share. The quarterly dividend is payable on or before October 15, 2025 to shareholders of record at the close of business on September 25, 2025.

2025 Earnings Guidance
PGE is reaffirming its estimate for full-year 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share based on the following assumptions:
•An increase in energy deliveries between 2.5% and 3.5%, weather adjusted;
•Execution of power cost and financing plans;
•Execution of operating cost controls;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $795 million and $815 million which includes approximately $135 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $550 million and $575 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $900 to $1,000 million;
•Capital expenditures of $1,215 million; and
•Average construction work in progress balance of $595 million.

Second Quarter 2025 Earnings Call and Webcast — July 25, 2025
PGE will host a conference call with financial analysts and investors on Friday, July 25, 2025, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on July 25, 2025.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Business transformation and optimization expenses, including strategic advisory, workforce realignment and corporate structure update costs

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarter ended June 30, 2025 is below.

Non-GAAP Earnings Reconciliation for the quarter ended June 30, 2025

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended June 30, 2025	$62	$0.56
Exclusion of business transformation and optimization expenses	15	0.14
Tax effect (1)	(4)	(0.04)
Non-GAAP as reported for the quarter ended June 30, 2025	$73	$0.66
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 950,000 customers serving an area of 1.9 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE was ranked the No. 1 utility in the 2024 Forrester U.S. Customer Experience Index and is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. In 2024, PGE employees, retirees and the PGE Foundation donated $5.5 million and volunteered nearly 23,000 hours to more than 480 nonprofit organizations. For more information visit www.portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; governmental policies, executive orders, legislative action, and regulatory audits, investigations and actions with respect to allowed rates of return, financings, electricity pricing and price structures, acquisition and disposal of facilities and other assets, construction and operation of plant facilities, transmission of electricity, recovery of power costs, operating expenses, deferrals, timely recovery of costs, and capital investments, energy trading activities, and current or prospective wholesale and retail competition; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; impaired financial stability of vendors and service providers and elevated levels of uncollectible customer accounts; uncertainties associated with energy demand to new data centers, including the concentration of data centers, and the ability to obtain regulatory approvals, environmental, and other permits to construct new facilities in a timely manner; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs, including the application of trade tariffs, available tax credits, failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; changes in, and compliance with, and general uncertainty surrounding environmental laws and policies, including those related to threatened and endangered species, fish, and wildfire; future laws, regulations, and proceedings that could increase the Company’s costs of operating its thermal generating plants, or affect the operations of such plants by imposing requirements for additional emissions controls or significant emissions fees or taxes, particularly with respect to coal-fired generating facilities, in order to mitigate carbon dioxide, mercury, and other gas emissions; volatility in wholesale power and natural gas prices including but not limited to volatility caused by macroeconomic and international issues and capital market conditions, that could require PGE to post additional collateral or issue additional letters of credit pursuant to power and natural gas purchase agreements; changes in the availability and price of wholesale power and fuels; changes in customer growth, or demographic patterns, including changes in load resulting in future transmission constraints, in PGE’s service territory; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; trade tariffs, inflation and volatility in interest rates; the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits; risks and uncertainties related to current or future All-Source RFP projects; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; ignitions caused by PGE assets or PGE’s ability to effectively implement a Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk or implement effective system hardening programs; impacts from the lack of legislation limiting wildfire-related liability or providing a wildfire relief fund; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts against the Company or against Company vendors, which could disrupt operations, require significant expenditures, or result in the release of confidential customer, vendor, employee, or Company information; reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends physical attacks upon company employees; widespread health emergencies or outbreaks of infectious diseases, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war, terrorism or civil disruption; changes in financial or regulatory accounting principles or policies imposed by governing bodies; new federal, state, and local laws that could have adverse effects on operating results; risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints; and trade tariffs and related market volatility and supply chain disruptions that could increase PGE’s operating costs, impair PGE’s ability to complete capital projects, and impede access to capital markets. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Revenues, net	$798	$761	$1,730	$1,701
Alternative revenue programs, net of amortization	9	(3)	5	(14)
Total revenues	807	758	1,735	1,687
Operating expenses:
Purchased power and fuel	294	275	662	680
Generation, transmission and distribution	114	107	224	206
Administrative and other	96	97	192	192
Depreciation and amortization	139	122	279	243
Taxes other than income taxes	46	41	92	88
Total operating expenses	689	642	1,449	1,409
Income from operations	118	116	286	278
Interest expense, net	57	52	113	103
Other income:
Allowance for equity funds used during construction	6	6	11	11
Miscellaneous income, net	7	9	12	15
Other income, net	13	15	23	26
Income before income tax expense	74	79	196	201
Income tax expense	12	7	34	20
Net income	62	72	162	181
Other comprehensive income	—	—	—	1
Net income and Comprehensive income	$62	$72	$162	$182

Weighted-average common shares outstanding (in thousands):
Basic	109,522	103,034	109,473	102,167
Diluted	109,765	103,232	109,725	102,338

Earnings per share:
Basic	$0.56	$0.69	$1.48	$1.77
Diluted	$0.56	$0.69	$1.47	$1.77

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$56	$12
Accounts receivable, net	397	456
Inventories	123	114
Regulatory assets—current	188	205
Other current assets	126	238
Total current assets	890	1,025
Electric utility plant, net	10,645	10,345
Regulatory assets—noncurrent	581	632
Nuclear decommissioning trust	42	30
Non-qualified benefit plan trust	35	34
Other noncurrent assets	488	478
Total assets	$12,681	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	June 30, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$267	$365
Liabilities from price risk management activities—current	112	147
Current portion of long-term debt	68	170
Current portion of finance lease obligation	27	27
Accrued expenses and other current liabilities	439	410
Total current liabilities	913	1,119
Long-term debt, net of current portion	4,663	4,354
Regulatory liabilities—noncurrent	1,420	1,440
Deferred income taxes	606	564
Deferred investment tax credits	65	61
Unfunded status of pension and postretirement plans	133	140
Liabilities from price risk management activities—noncurrent	43	72
Asset retirement obligations	293	292
Non-qualified benefit plan liabilities	71	74
Finance lease obligations, net of current portion	270	276
Other noncurrent liabilities	352	358
Total liabilities	8,829	8,750
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, no par value, 160,000,000 shares authorized; 109,561,888 and 109,342,251 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2,127	2,118
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,729	1,680
Total shareholders’ equity	3,852	3,794
Total liabilities and shareholders’ equity	$12,681	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$162	$181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	279	243
Deferred income taxes	25	27
Allowance for equity funds used during construction	(11)	(11)
Alternative revenue programs	(5)	14
Regulatory assets	(3)	(118)
Regulatory liabilities	(16)	(10)
Tax credit sales	13	13
Other non-cash income and expenses, net	49	42
Changes in working capital:
Accounts receivable, net	52	16
Inventories	(9)	(4)
Margin deposits	85	37
Accounts payable and accrued liabilities	(35)	(34)
Other working capital items, net	22	6
Other, net	(41)	(38)
Net cash provided by operating activities	567	364

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from investing activities:
Capital expenditures	$(596)	$(623)
Sales of Nuclear decommissioning trust securities	1	—
Purchases of Nuclear decommissioning trust securities	(3)	(4)
Other, net	(11)	(12)
Net cash used in investing activities	(609)	(639)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	78
Proceeds from issuance of long-term debt	310	450
Payments on long-term debt	(102)	—
Maturities of commercial paper, net	—	(146)
Dividends paid	(109)	(96)
Other	(13)	(10)
Net cash provided by financing activities	86	276
Change in cash and cash equivalents	44	1
Cash and cash equivalents, beginning of period	12	5
Cash and cash equivalents, end of period	$56	$6

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$94	$81
Cash received for income taxes, net	(3)	(10)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,
	2025		2024
Revenues (dollars in millions):
Retail:
Residential	$740	43%	$722	43%
Commercial	476	27	446	27
Industrial	255	15	206	12
Direct Access	19	1	15	1
Subtotal Retail	1,490	86	1,389	83
Alternative revenue programs, net of amortization	5	—	(14)	(1)
Other accrued revenues, net	10	1	5	—
Total retail revenues	1,505	87	1,380	82
Wholesale revenues	188	11	275	16
Other operating revenues	42	2	32	2
Total revenues	$1,735	100%	$1,687	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	3,797	25%	3,851	26%
Commercial	3,178	20	3,176	21
Industrial	2,814	18	2,390	16
Subtotal	9,789	63	9,417	63
Direct access:
Commercial	264	2	247	2
Industrial	956	6	847	6
Subtotal	1,220	8	1,094	8
Total retail energy deliveries	11,009	71	10,511	71
Wholesale energy deliveries	4,418	29	4,283	29
Total energy deliveries	15,427	100%	14,794	100%

Average number of retail customers:
Residential	838,516	88%	826,297	88%
Commercial	114,211	12	113,223	12
Industrial	217	—	206	—
Direct access	659	—	505	—
Total	953,603	100%	940,231	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Six Months Ended June 30,
	2025		2024
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	5,396	37%	4,669	32%
Coal	827	6	781	5
Total thermal	6,223	43	5,450	37
Hydro	770	5	738	5
Wind	1,465	10	1,538	11
Total generation	8,458	58	7,726	53
Purchased power:
Hydro	3,772	26	3,415	24
Wind	591	4	721	5
Solar	593	4	497	3
Natural Gas	—	—	94	1
Waste, Wood, and Landfill Gas	54	—	85	1
Source not specified	1,170	8	1,846	13
Total purchased power	6,180	42	6,658	47
Total system load	14,638	100%	14,384	100%
Less: wholesale sales	(4,418)		(4,283)
Retail load requirement	10,220		10,101

The following table indicates the number of heating and cooling degree-days for the three and six months ended June 30, 2025 and 2024, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2025	2024	Avg.	2025	2024	Avg.

First Quarter	1,772	1,755	1,819	4	—	—
April	248	310	360	—	—	3
May	160	192	179	14	23	25
June	56	45	67	88	85	81
Second Quarter	464	547	606	102	108	109
Year-to-date	2,236	2,302	2,425	106	108	109
(Decrease) from the 15-year average	(8)%	(5)%		(3)%	(1)%